Exhibit 10

Travel Agency Cooperation Agreement

This agreement is made and entered into by Beijing Tongzhi Lian Cultural Development Co., Ltd. (hereinafter referred to as Party B) and Shanghai Ctrip International Travel Service Co., Ltd. (hereinafter referred to as Party A), and is signed and effective on December 11 , 2024, in Changning District, Shanghai. The agreement shall be valid until December 10, 2026. Upon expiration of this agreement, if neither party raises any objections, this agreement shall automatically be extended for one year, with no limit to the number of extensions. If Party A has objections to the cooperation period or content, Party A has the right to suspend the renewal or re-sign a new agreement.

Both parties, based on equal consultation and following the principle of mutual benefit, have reached this agreement in accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China. At the time of signing this agreement, both Party A and Party B have no objections to all the terms of the agreement and have a clear and accurate understanding of their respective rights, obligations, and legal responsibilities.

This agreement is executed in two copies, with Party A holding one and Party B holding one, both of which are of equal legal effect. This agreement and its attachments shall become effective after being stamped and signed by both parties, and will replace any previous oral or written correspondence and agreements between the parties.

Both parties confirm and acknowledge the following addresses for correspondence and service of legal documents:

Party A: 968 Jinzhong Road, Shanghai

Party B: 38-163, 1st Floor, Building 38, No. 14, Jiangtai Road, Jiuxianqiao, Chaoyang District, Beijing, China

Both parties confirm that all attachments related to this contract, as well as any correspondence, faxes, telegrams, notices, receipts, transportation documents, etc., are inseparable components of this contract. The addresses confirmed and reserved by both parties in the contract shall serve as the addresses for written correspondence and also as the service addresses for judicial or arbitration documents (including judgment documents) in the event of a dispute. If either party refuses to accept the documents or if the documents are undelivered, the date of refusal or return of the documents will be considered as the date of service.

Article 1: Composition of the Contract

The following contents shall be considered as valid components of this contract and shall have the same legal effect as this contract:

1.	Authorization letter for the use of images, authorization letter for the use of Ctrip and its affiliates’ brand logos, and guarantee letter;

2.	Business correspondence emails, faxes, and VBooking confirmations exchanged by the authorized representatives of both parties after the signing of this cooperation agreement;

3.	The order operation procedures, tourism service reception standards, and other related attachments agreed upon by both parties;

4.	Supplementary agreements reached by both parties on matters not covered by this agreement.

Article 2: Cooperation Content

1.	Tourism Reception Services: Party B agrees to continuously provide booking, arrangement, and reception services for all or part of the items required for the destination itinerary of Party A and/or its affiliated companies’ package tour products and independent travelers (hereinafter referred to as “Party A’s guests” or “guests”) during the term of this contract. Party A and/or its affiliated companies’ package tour products refer to tourism products that use Party A and/or its affiliated companies’ own brand, with itineraries prearranged by Party A and/or its affiliated companies, providing or offering more than two tourism services (such as transportation, meals, sightseeing, tour guides, or tour leaders) through either Party A or its agents, with the guest paying a total price for the tourism fee.

2.	Sale of Individual Tourism Elements: Party B agrees to distribute to Party A and/or its affiliated companies individual tourism element resources such as transportation tickets, meals, attraction tickets, entertainment tickets, etc., which Party B owns or is authorized to sell.

3.	Package Tour Product Agency: Party A agrees to act as Party B’s and its authorized subsidiaries and branch offices’ sales agent for package tour products, directly selling Party B’s package tour products through Ctrip’s website, Trip.com, APP, mini-programs, and other marketing channels under Party A’s affiliated companies (hereinafter referred to as “Party A’s website” or “Party A’s platform”), as well as any other third-party platforms designated by Party A. Party A may also integrate Party B’s package tour products as part of the itinerary into new package tour products sold by Party A and/or its affiliated companies. Party B’s package tour products include all package tours using Party B’s own brand or other brands owned by Party B, with Party B assuming all group agency obligations for the relevant itinerary segments.

4.	Party A’s affiliated companies include those listed in the “List of Affiliated Companies” (see attachment) and any other affiliated companies that Party A may notify Party B in writing from time to time (including but not limited to Party A’s VBooking system confirmations, business correspondence emails, faxes, etc.). Party A has the right to unilaterally adjust the “List of Affiliated Companies.” The adjusted information will take effect from the date it is delivered to Party B. Party A’s affiliated companies will enjoy Party A’s rights under this agreement, but the corresponding obligations will remain with Party A.

Article 3: Rights and Obligations of the Parties
(A) Rights and Obligations of Party A

1.1 If Party A acts as the sales agent for Party B’s package tour products, Party A shall sign a travel contract with guests in its name and issue official receipts or invoices for the fees. Electronic contracts signed by guests on Party A’s website (Ctrip, Trip.com, APP, mini-programs, or marketing channels of its affiliated companies) shall have the same legal effect as written contracts. Party A shall strictly sign the travel contract with guests according to the products and services agreed upon by both parties.

1.2 Party A shall pay the fees to Party B as agreed in the contract.

1.3 When Party A acts as the sales agent for Party B’s package tour products, it may have its affiliated companies directly cooperate with Party B and Party B’s authorized subsidiaries and offices through Party A’s website and/or other third-party platforms designated by Party A. However, Party A must notify Party B in advance and inform guests of Party B’s details.

1.4 If Party A acts as the agent for Party B’s individual resource products, Party B agrees to allow Party A to sell Party B’s products on Party A’s website (Ctrip, Trip.com, APP, mini-programs, and other marketing channels of its affiliated companies) or on third-party platforms designated by Party A. Party B shall provide the services included in the product for Party A and/or its affiliated companies, and continuously provide or co-develop new projects and products with Party A. The settlement price will be jointly agreed by both parties, and Party A shall determine the market selling price based on Party B’s suggested sales price. The difference between the market selling price and the settlement price will be Party A’s profit.

1.5 Party A guarantees that the products of Party B it sells and the associated reservation procedures are consistent with the information provided by Party B. Party A shall promote and advertise the products strictly according to the agreed product information, clearly stating the reception service standards and relevant precautions to the guests.

1.6 Party A has the right to transfer all of its rights and obligations under this agreement to Ctrip, Trip.com, Qunar, and Paxsto’s affiliated companies (as detailed in the “List of Affiliated Companies”). The companies listed in the attachment will directly cooperate with Party B, Party B’s authorized subsidiaries, and offices for related business activities. Party A will no longer bear the legal responsibilities related to the transferred business cooperation.

1.7 If there are restrictions on listing products in a scenic area, or if there are channel management issues, Party A has the right to suspend the listing of Party B’s products.

(B) Rights and Obligations of Party B

1. Legal Qualifications:

1.1 Before signing the contract, Party B shall provide Party A with copies of its business license, travel agency business operation permit ( branch filing certificate), product and service operation licenses (including but not limited to licenses for high-risk activities, vehicle-related qualifications, etc.), travel agency liability insurance, safety management systems, and emergency response plans. If any of the above information changes, Party B must notify Party A in writing within ten days of the change and provide updated materials. If Party B fails to provide updated qualification materials in time, Party A has the right to unilaterally terminate the cooperation.

1.2 Party B guarantees that the single resource products and tourism services provided to Party A and/or its affiliated companies are within Party B’s and its suppliers’ operational scope, and comply with all applicable laws, regulations, guidelines, codes of conduct, and the requirements of relevant regulatory bodies, including promotion, management, entry control, and safety in scenic areas. Party B and the travel agencies, hotels, restaurants, entertainment services, vehicles, drivers, tour guides, etc., selected by Party B must have legal qualifications; otherwise, Party B will bear all legal consequences. If Party A and/or its affiliates suffer losses or face administrative penalties due to this, Party B shall be fully responsible. If Party B’s business qualifications are canceled, revoked, or changed, Party A has the right to request Party B to ensure that the inheriting company assumes all obligations related to products, orders, settlements, quality assurance, data, penalties, complaints, etc. Party B cannot refuse.

1.3 Party B guarantees that it holds complete intellectual property rights over the images, cartoons, videos, and other materials it provides to Party A, and does not infringe upon any third-party rights. Party B authorizes Party A to use these materials free of charge on Party A’s website (Ctrip, Trip.com, APP, mini-programs, and its affiliated companies’ marketing channels), as well as on other third-party platforms designated by Party A. If Party A or its affiliates receive complaints, reports, or lawsuits related to these materials, Party B must actively intervene to resolve the dispute, provide a non-infringement defense, and supply evidence such as proof of rights and authorization documents as requested by Party A. Party A reserves the right to conduct routine checks on these materials, and if infringement is found or if Party B provides false authorization documents, Party A may charge a penalty of 3,000 RMB per image (item) and has the right to unilaterally terminate the contract and/or require Party B to bear all losses incurred, including but not limited to fines, compensation, license fees, investigation fees, travel expenses, notary fees, assessment fees, litigation fees, lawyer fees, and settlement fees.

1.4 After providing the quotation (including tax), if there are any updates to the products or services, Party B must notify Party A in advance, and Party B shall bear the consequences of any resulting issues. If Party B needs to adjust the price after providing the quotation, Party B must notify Party A 30 days in advance. If the price is lowered, the parties will settle according to the adjusted price. If the price is increased, both parties must agree through negotiation and sign a supplementary agreement; otherwise, the original price will remain in effect. Price adjustments must not affect the normal execution of orders already confirmed by both parties. If there is tight reception capacity, Party B must notify Party A at least 15 business days in advance to allow Party A to adjust the booking and provide an explanation to the customers. Party B shall bear any losses caused by failure to fulfill the above commitments.

2. Service Standards:

2.1 Party B shall provide services strictly according to the relevant service standards in the tourism industry and the content agreed upon by both parties. In case of tourism quality complaints within Party B’s scope of service, both parties shall jointly coordinate the handling of such complaints, and Party B shall compensate the guests in accordance with the relevant travel agency quality compensation standards.

2.2 In package tours, when Party B’s tour guides are receiving guests organized or solicited by Party A and/or its affiliated companies, they shall follow local regulations regarding the use of tour guide certificates, adhere to professional ethics, respect guests’ customs and religious beliefs, inform guests of and explain the norms of civilized tourism behavior, and guide guests in healthy and civilized travel practices, discouraging guests from engaging in socially improper behavior.

2.3 Party B shall provide products and services strictly in accordance with industry standards and the terms agreed upon by both parties, including user instructions and after-sales services. If the products need delivery, Party B is responsible. In the event of complaints or claims, the responsible party shall bear the compensation liability according to relevant laws and the agreement between the parties. If the issue is caused by Party B, Party B must assist Party A in resolving the complaint within two working days and bear the compensation responsibility.

2.4 If Party B causes Party A’s guests to not enjoy the products or services, including but not limited to errors caused by Party B’s system leading to missed orders or failure to secure resources, Party B shall compensate Party A double the retail price. If Party A or its guests incur any other additional losses, Party B shall also bear the responsibility. If third-party causes lead to guest losses, Party B must assist guests in seeking compensation from the third party. If Party B causes damage to Party A’s reputation or other losses, Party B shall bear the compensation responsibility.

2.5 Party B acknowledges and agrees that Party A and/or its affiliated companies use their websites (Ctrip, Trip.com, APP, mini-programs, etc.) and third-party platforms to sell products to global consumers, with customers from various nationalities. If specific nationality requirements exist for a product, Party B shall specify this in the product details. Party B agrees to protect customer information obtained via Party A’s platform with confidentiality standards equal to those used for its own business confidential information. Party B shall ensure that no marketing content is included in any push notifications or service messages sent to customers, otherwise it will be deemed a breach of contract. In the case of related customer complaints, Party A will hold Party B accountable for all losses.

2.6 Party B guarantees not to circumvent Party A and/or its affiliates through SMS, email, or other methods to direct customers to Party B or other third-party platforms, resulting in Party A not receiving the agreed commercial profits.

3. Itinerary or Product Changes:

3.1 If a customer cancels or changes the contract or product, Party B shall provide formal and legitimate documentation to prove that actual costs have been incurred. Any reduced or unrealized costs shall be refunded, while any additional costs shall be borne by the customer.

3.2 If Party B or its suppliers cancel or change a package tour contract or individual resource product, Party B shall compensate Party A and/or its affiliated companies for all resulting losses, including but not limited to, penalties paid by Party A and/or its affiliated companies to its customers based on their signed travel contracts or compensation promised through Party A’s channels, as well as anticipated profits and other losses incurred by Party A in resolving the matter.

4. Safety Guarantees:

4.1 Party B must provide Party A and/or its affiliates with safety information, including customer guidelines for scenic areas, facility usage instructions, local customs, religious prohibitions, etc. Party B’s tour guides and service personnel must also verbally communicate important safety information to guests. If Party B violates these provisions, it shall compensate Party A and the guests for all losses.

4.2 When providing services, Party B and its staff must clearly inform guests about necessary safety precautions, including proper use of facilities and equipment, restricted areas, and activities unsuitable for certain groups. If Party B or its staff fail to do so, Party B shall bear all consequences of any injuries or safety incidents.

4.3 If Party B’s guest suffers personal injury or property damage during Party B’s reception process, Party B shall take immediate rescue measures, cover necessary costs, promptly inform Party A, and collect relevant evidence. Both parties shall settle responsibilities according to the clarified liability. For liabilities that belong to a third party, Party B shall assist the guest in claiming compensation.

4.4 Safety Management and Emergency Response

●	Safety Management System: Part B must have a comprehensive safety management system and emergency response plans in place.

●	Customer Injury or Loss: In the event of customer injury or property damage, Part B is responsible for taking immediate rescue actions and covering any necessary costs, reporting to Part A in a timely manner, and preserving evidence.

●	Liabilities: If Part B does not fulfill these duties, Part A has the right to step in and cover the costs, with the right to seek reimbursement from Part B if the issue is Part B’s fault. If the issue arises from a third party, Part B must help Part A and the customer pursue claims.

4.5: High-Risk Activities

●	High-Risk Activities: If the products provided by Party B to Party A and/or its affiliated companies include services with high-risk projects, these include but are not limited to: paragliding, hot air ballooning, powered paragliding, skydiving, helicopter and other high-altitude activities; rollerblading, skiing, horseback riding, karting, racing cars, and large amusement rides and other high-speed activities; swimming, surfing, rafting, jet skiing, yachting, water parasailing, and water amusement facilities and other water-based activities; snorkeling, shore diving, boat diving, scuba diving, and other underwater tourism activities; and trekking/adventure activities such as crossing mountains, gorges, glaciers, rainforests, bungee jumping, and rock climbing.

●	Required Documentation: Before offering such activities, Part B must submit the necessary documents to Part A for approval. These documents include:

○	Project details and description.

○	Business licenses and operational certificates.

○	Safety instructions and emergency procedures.

○	Proof of liability insurance.

●	Ban on Unapproved Activities: If Part B fails to submit the required documentation to Part A, it is prohibited from offering such high-risk activities to customers. Any accidents resulting from such activities will be the responsibility of Part B.

5. Special Provisions for Package Tour Products and Individual Traveler Reception:

5.1 Party B must truthfully report to Party A and periodically update about the status of guides, vehicles, hotels, and other exclusive business teams. Party B must also provide details of any complaints, including the names of guides, vehicle types and license plates, hotel names, etc. 5.2 Party B must strictly arrange itineraries, destinations, and services as agreed and may not independently stop services or deceive customers into shopping or participating in paid activities; without the written consent of Party A, Party B shall not combine guests organized by Party A with other guests for reception, or hand over the reception to any third party in any manner.

6. Special Provisions for Online Platform Sales of Party B’s Package Tour Products:

6.1 To avoid price discrimination, Party B agrees that the price charged to Party A’s customers via online platforms should not exceed the price offered through Party B’s own channels.

6.2 Party B must ensure that if a customer is detained abroad, Party A will only be responsible for returning the guarantee deposit to Party B and will not bear further responsibilities. Party B shall assume all risks and losses if no guarantee deposit is collected.

6.3 Party B shall not bypass Party A’s platforms or service branches for transactions outside the system. If Party B does, Party A is not liable and Party B must compensate Party A for all losses.

(C) Mutual Guarantees by Both Parties

1.	Both parties shall insure adequate travel agency liability insurance (for domestic travel agencies) or public liability insurance (for overseas travel agencies) in accordance with laws and regulations.

2.	Both parties shall encourage the customers they organize or solicit to purchase personal accident insurance.

3.	Both parties shall ensure the safety of the customers. For matters that may endanger the personal safety and property of the customers, they must provide true and clear explanations and warnings, and take necessary measures to prevent or mitigate harm.

4.	The settlement fees agreed by both parties shall not be lower than the cost of reception.

5.	The agreement between both parties should not harm the legitimate rights and interests of the customers.

6.	If one party breaches the contract, the other party should take appropriate measures to prevent further loss.

7.	During the cooperation between both parties, if a dispute arises with a customer due to the fault of one party, that party shall be responsible for resolving the dispute and bearing all liabilities.

Article 4: Payment Settlement

1.	Quoted Currency: Renminbi (RMB).

2.	Settlement Currency: Renminbi (RMB).

3.	All prices and settlement amount in this contract are inclusive of tax.

4.	Settlement Method: Both parties have agreed in advance that the settlement will be made on a postpaid basis.

Postpaid Settlement Period: Both parties have agreed in advance that the settlement period will follow the “Return Date Monthly Settlement - 30 days” method. Starting from the 1st of each month, both parties will verify the outstanding payments for “Orders completed in the previous month” (the standard is based on the quantity of orders confirmed by the supplier to Ctrip). After mutual confirmation, payment will be settled and transferred within 30 working days, with delays adjusted for holidays.

5.	If payment failure or delay occurs due to incorrect account information provided by Party B, Party B shall bear full responsibility.

6.	Invoice Method: Both parties have agreed in advance that the invoice will be processed as follows: Party B must send the original valid VAT ordinary invoice to Party A. Party A will make the payment to Party B upon receipt of the invoice; otherwise, Party A reserves the right not to make the payment. The invoice title provided by Party B must match the contracting entity; otherwise, the invoice will be deemed invalid.

7.	For each transaction completed through Party A’s platform, including Ctrip, Trip.com, the app, mini-programs, and other marketing channels affiliated with Party A, Party B shall pay a corresponding transaction fee to Party A. The transaction fee calculation base includes both online and offline settlement amounts (based on the outbound order). Party B agrees that the transaction fee will be directly deducted from Party B’s settlement amount for the current period. The transaction fee calculation is as follows: Party B’s tourism product settlement amount × transaction fee rate. The transaction fee rate will fluctuate periodically based on market conditions, and the adjusted rate will be published by Party A in the vendor management system (vBooking) as a transaction fee, without separate notification. The specific path for publicizing the transaction fee rate is: Supplier Management > Commission Management > Transaction Fee. Party B agrees and confirms that from the date the new transaction fee rate is published in vBooking, the new rate will automatically apply. If Party B has objections to the new rate, a supplementary agreement can be signed after mutual discussion and agreement. If the publication path changes, subsequent notifications will prevail.

8.	Both parties acknowledge that financial matters such as bill verification can be confirmed through the Trip IM+ customer service system, email, or other means.

Article 5: Termination of the Contract

Party A has the right to terminate the contract and require Party B to fully refund the group reception fees if any of the following situations occur. If Party A incurs losses greater than the above fees, Party B shall compensate Party A for all losses.

1.	If Party B fails to fully meet the qualifications and licensing requirements stated in Article 3, Section (2) of this agreement;

2.	If Party B or the service providers arranged by Party B, such as vehicles, drivers, restaurants, or high-risk tourism project operators, do not have valid legal qualifications;

3.	If Party B violates the safety assurance obligations specified in Article 3 of this contract, resulting in health or safety accidents for customers;

4.	If Party B leak Party A’s and/or its affiliates’ business secrets obtained during business activities;

5.	If Party B causes Party A and/or its affiliates to incur administrative penalties;

6.	If the service quality provided by Party B does not meet the agreed service standards more than three times;

7.	If Party B fails to properly handle customer complaints caused by Party B’s actions more than three times;

8.	If Party B’s breach of contract results in actual losses to Party A, its affiliates, or customers, and Party B refuses to rectify the issue or refuses to compensate more than twice;

9.	If Party B seriously violates other provisions of the contract, or other significant violations of the rules and regulations published on the VBK system such as the “Ctrip Platform Supplier Management Rules – Domestic Version,” “Ctrip Platform Supplier Management Rules – Overseas Version,” “Ctrip Platform Service Compensation Standards,” Trip.com terms and conditions, or Trip.com privacy policy.

Article 6: Handling of Tourism Disputes

1.	If a customer raises a complaint during Party B’s reception, Party B should make every effort to resolve the issue locally and provide Party A with a written report of the resolution. If the issue cannot be resolved locally, Party B should promptly notify Party A in writing.

2.	Party B should actively cooperate with Party A and/or its affiliates in handling customer complaints and service quality disputes, and provide the necessary evidence and materials in a timely manner.

3.	Party A and Party B should, based on the investigation, determine the respective compensation responsibilities, and settlement should be carried out after clarifying these responsibilities.

4.	If economic compensation arises due to Party B’s service quality issues, Party A will make compensation in accordance with or by referring to the following standards, and Party B should fully reimburse Party A within ten days after Party A’s claim for reimbursement and provision of relevant proof: 4.1 First, refer to the compensation standards agreed upon between Party A and Party B, as well as the compensation standards agreed between Party A and the customer; 4.2 If no agreement has been made in the previous clause, the “Travel Agency Service Quality Compensation Standards” will apply; 4.3 If litigation is pursued, the amount determined by court mediation or judgment will apply.

Article 7: Liability for Breach of Contract

1.	If either party violates the obligations stipulated in this agreement, the breaching party shall immediately cease the breach upon receiving written notice from the non-breaching party to correct its actions, and shall compensate the non-breaching party for all losses incurred within ten days.

2.	If Party B transfers the customers organized by Party A to another travel agency or combines the group without Party A’s written consent, Party B shall pay Party A a penalty of 50% of the group reception fee. If this amount is insufficient to compensate Party A or the customer for actual losses, Party B shall compensate according to the actual losses.

3.	If Party B fails to resolve customer complaints locally and does not notify Party A in writing in a timely manner, Party B shall bear full responsibility for all losses incurred by Party A in handling the complaints.

4.	Party A’s service management standards for Party B can be accessed through Party A’s Vbooking system platform (vbooking.ctrip.com), Merchant Service Hall - Knowledge Base, or the “About” section at the bottom of the Trip.com website. Party B agrees to provide products and services according to the standards specified in these guidelines. If Party B violates these standards, Party B acknowledges that Party A has the right to impose penalties based on the “Ctrip Platform Supplier Management Rules - Domestic Version,” “Ctrip Platform Supplier Management Rules - Overseas Version,” “Ctrip Platform Service Compensation Standards,” or any other online rules published in the VBK system, Trip.com “Terms and Conditions,” or Trip.com “Privacy Terms,” and the corresponding penalty amount may be directly deducted from Party B’s settlement funds.

5.	If Party B violates the provisions on handling tourism disputes in Article 6, including but not limited to failure to notify in a timely manner, providing false information, failing to provide materials on time, failing to compensate, or refusing to take responsibility for compensation, and causing any losses to Party A or Party A’s customers, Party B shall bear full responsibility. Additionally, Party A has the right to unilaterally terminate this agreement without assuming any liability for breach.

6.	Regarding the contents under Section (ii) of Article 3 of this agreement, if Party B’s actions cause any direct or indirect loss to Party A, Party A’s customers, or any third party, Party B shall bear full responsibility. Furthermore, Party A has the right to unconditionally terminate the agreement and will not be liable for any breach.

Article 8: Force Majeure

1.	The term “Force Majeure” as used in this agreement refers to objective circumstances that cannot be foreseen, avoided, or overcome, including but not limited to natural disasters (such as heavy rain, lightning, earthquakes, fires, natural calamities, typhoons, mudslides, etc.), social events (such as wars, explosions, terrorist attacks, strikes, epidemics, etc.), or government or public authority orders or actions (such as expropriation, requisition, suspension or interruption of transportation or public utilities, regional blockades, changes in government tax or visa systems, etc.).

Due to the special nature of the internet, force majeure also includes the following situations affecting the normal operation of the internet: (1) hacker attacks; (2) significant impacts caused by telecommunications departments due to natural disasters, technical adjustments, equipment maintenance, power outages, etc. (losses caused by mismanagement are excluded); (3) temporary shutdowns caused by government regulations (excluding shutdowns caused by the fault of the party affected by such regulations); (4) virus attacks.

2.	In the event of force majeure, the affected party shall notify the other party within 48 hours from the occurrence of the event, providing details such as the nature of the force majeure, the date it occurred, the expected duration, and the extent to which it hinders the affected party from fulfilling its obligations under this agreement.

3.	During the period of force majeure, the affected party shall regularly and promptly inform the other party of the status of the force majeure. If the force majeure event ends, the affected party shall immediately notify the other party in writing and provide official proof of the force majeure, and continue to fulfill its obligations under this agreement.

4.	After fulfilling the obligations stipulated in paragraphs 2 and 3 of this Article, the affected party may temporarily suspend the performance of its obligations under this agreement until the force majeure event no longer affects the party, and will not be held liable for breach of contract. However, if the force majeure lasts for more than fifteen days, or if the contract’s purpose cannot be achieved even if performance continues, either party has the right to notify the other party in writing to terminate the agreement without bearing any liability for breach. The affected party shall make every effort to overcome, avoid, or mitigate the impact on the other party.

5.	If the force majeure or other reasons beyond the control of the parties cause delays in the itinerary, Party A and Party B shall promptly negotiate with the customer to adjust the itinerary. The additional costs incurred will be borne by Party A and Party B as agreed, and the customer will not be responsible for those costs.

Article 9: Confidentiality Clause

1.	In connection with the mutual cooperation between the parties, both parties commit and guarantee that they have an obligation not to disclose confidential information to third parties. Confidential information refers to any non-public information disclosed by one party to the other, in oral, written, or other forms, related to their cooperation. This includes but is not limited to business plans, customer lists, technical data, product concepts, development plans, staff lists, operation manuals, processing techniques, technical theories, inventions, financial conditions, and other materials agreed upon as confidential information at the time of submission (hereinafter referred to as “Confidential Information”).

2.	With regard to the confidential information described in this agreement, both parties and their agents or representatives shall (1) keep the information confidential to at least the same degree as they protect their own confidential information (at a reasonable level); (2) require individuals who have access to the confidential information to maintain its confidentiality; (3) use the confidential information only in the manner agreed upon in writing by both parties when necessary.

3.	The parties shall be exempt from confidentiality obligations for the following information: (1) information that has been lawfully disclosed to the public; (2) information obtained from a third party without violating any confidentiality obligations; (3) information that must be disclosed by law or as required by competent government authorities, or as mandated by legal procedures.

4.	This confidentiality clause shall remain in effect even after the termination of the agreement between the parties.

Article 10: Intellectual Property

1.	During the performance of this agreement, both parties shall use the other party’s authorized enterprise name, trademark, trade name, brand, domain name, and website exclusively for the purposes specified in this agreement, without involving other business content or objectives. Both parties must notify the other party in writing and obtain written permission before using the authorized name, domain name, and website in their own promotional materials, business cards, marketing, website construction, or any other areas. Otherwise, either party may terminate the agreement by written notice, and the other party shall bear all legal responsibilities arising therefrom and compensate for any losses incurred.

2.	Both parties and their employees undertake not to disparage or otherwise damage the trademarks, enterprise names, domain names, or any other intellectual property owned by the other party during the performance of this agreement and after the expiration or termination of this agreement. They also commit not to engage in any acts of defamation, plagiarism, distortion, destruction, or other damage to the other party’s internet pages or websites.

3.	Both parties commit not to provide any third party (including but not limited to businesses, commercial institutions, or organizations in competition with the other party) with any business, technical, or other relevant information or materials related to the other party’s operations, both during the term of this agreement and after its termination or cancellation. Any breach of this provision will result in the responsible party bearing the corresponding liability and compensating the other party for any losses incurred.

Article 11: Anti-Bribery Clause

1.	Each party guarantees that it will not, directly or indirectly, pay any commission, remuneration, or kickback to the employees, management, or staff of the other party or any third party involved in this cooperation, or provide any gifts or hospitality, nor will it make any arrangements with the employees or management of the other party or any third party regarding these matters. This does not apply to small advertising gifts given according to commercial practices (whistleblower phone: 8621-54261440, whistleblower email: jubao@trip.com).

2.	If either party violates this provision, it will be considered a serious breach of contract. The non-breaching party has the right to notify the breaching party in writing and unilaterally terminate the contract, while also reserving the right to take further legal actions. The breaching party shall bear all losses caused to the non-breaching party as a result of the violation.

Article 12: Miscellaneous

1.	During the cooperation period, if either party wishes to modify or terminate this agreement, they must notify the other party in writing at least one month in advance. The agreement may be modified or terminated with mutual consent. If one party unilaterally changes or terminates the agreement without the consent of the other party, the breaching party shall compensate the other party for any economic and reputational losses incurred. The contents of this agreement are the result of mutual negotiations between both parties, and not one party’s unilateral decision or provided standardized terms.

2.	Upon termination or dissolution of this contract, any reception plans that have been confirmed by both parties during the effective period of the contract shall continue to be performed.

3.	If one party becomes insolvent, is undergoing liquidation, terminates its operations, files for bankruptcy, is subject to a bankruptcy filing, is declared bankrupt, or transfers assets for the benefit of creditors, that party must promptly notify the other party. The other party has the right to terminate services immediately by written notice without assuming any additional liability.

4.	Upon expiration of this agreement, if neither party raises an objection, the agreement will be automatically renewed for one year, with no limit on the number of renewals. If Part A has objections to the duration or content of the cooperation, Part A has the right to suspend the renewal or sign a new agreement.

5.	This agreement shall be governed by the laws of the People’s Republic of China. In case of any dispute, the People’s Court of Changning District, Shanghai, shall have jurisdiction.

Article 13: Confirmation of Transfer of Rights and Obligations under the Contract

Party B agrees that Shanghai Ctrip International Travel Service Co., Ltd. (hereinafter referred to as “Ctrip”) has the right to transfer Ctrip’s rights and obligations under the “Travel Agency Cooperation Agreement” to the affiliated companies listed in the “Affiliated Company List” (hereinafter referred to as the “List of Affiliates”), according to sales channels and regions. Ctrip has the right to unilaterally adjust the “Affiliated Company List,” and any adjustments will take effect from the date they are delivered to Party B.

From the date of signing the contract, the affiliated companies listed in the “Affiliated Company List” have the right to directly promote, advertise, solicit, handle financial settlements, and sign tourism contracts with the tourists for the tourism products provided by Party B.

Party B acknowledges and accepts the above-mentioned transfer and further commits to continue providing tourism services in accordance with the terms of the “Travel Agency Cooperation Agreement” and being bound by its provisions.

List of affiliated companies:

Sales area	Ctrip Affiliated Companies
Shanghai	Wancheng(Shanghai) Travel Agency Co.,Ltd
Hangzhou	Hangzhou Ctrip International Travel Agency Co.,Ltd
Nanjing	Nanjing Ctrip International Travel Agency Co.,Ltd
Xiamen	Shanghai Ctrip Inernational Travel Agency Co.,Ltd.Xiamen Branch
Beijing	Beijing Ctrip Inernational Travel Agency Co.,Ltd
Qingdao	Beijing Ctrip Inernational Travel Agency Co.,Ltd.Qingdao Branch
Shenyang	Beijing Ctrip Inernational Travel Agency Co.,Ltd.Shenyang Branch
Guangzhou	Guangzhou Ctrip Inernational Travel Agency Co.,Ltd
Shenzhen	Shenzhen Ctrip Inernational Travel Agency Co.,Ltd
Chengdu	Chengdu Ctrip Inernational Travel Agency Co.,Ltd
Kunming	Chengdu Ctrip Inernational Travel Agency Co.,Ltd.Kunming Branch
Xi’an	Chengdu Ctrip Inernational Travel Agency Co.,Ltd.Xi’an Branch
Chongqing	Chengdu Ctrip Inernational Travel Agency Co.,Ltd
Sanya	Sanya Ctrip Inernational Travel Agency Co.,Ltd
Wuhan	Wuhan Ctrip Inernational Travel Agency Co.,Ltd
Overseas	Trip.com Travel Singapore Pte.Ltd Ctrip com(Hong Kong) Limited Ctrip Travel Holding(Hong Kong) Limited等

Sales area	Baishitong Affiliated Companies
Chongqing	Chongqing Overseas Travel Industry(Travel Agency) Group Co.,Ltd
Guizhou	Guizhou Baishitong Travel Agency Co.,Ltd
Guizhou Ctrip International Travel Agency Co.,Ltd
Sichuan	Sichuan Baishitong International Travel Agency Co.,Ltd
Hubei	Hubei Hailv Baishitong Inernational Travel Agency Co.,Ltd
Hunan	Hunan Baishitong International Travel Agency Co.,Ltd
Hunan Ctrip International Travel Agency Co.,Ltd
Jiangsu	Jiangsu Baishitong International Travel Agency Co.,Ltd
Wuxi Baishitong International Travel Agency Co.,Ltd
Zhejiang	Zhejiang Baishitong International Travel Agency Co.,Ltd
Jinhua Baishitong International Travel Agency Co.,Ltd
Shaoxing Tourism Baishitong International Travel Agency Co.,Ltd
Shandong	Shandong Ctrip Baishitong International Travel Agency Co.,Ltd
Shandong Ctrip Baishitong International Travel Agency Co.,Ltd.Qingdao Branch
Henan	Henan Ctrip International Travel Agency Co.,Ltd
Henan Baishitong International Travel Agency Co.,Ltd
Tianjin	Tianjin Baishitong International Travel Agency Co.,Ltd
Tianjin Ctrip International Travel Agency Co.,Ltd
Jiangxi	Jiangxi Baishitong International Travel Agency Co.,Ltd
Jiangxi Ctrip International Travel Agency Co.,Ltd
Anhui	Anhui Ctrip Baishitong International Travel Agency Co.,Ltd
Yunnan	Yunnan Ctrip Baishitong International Travel Agency Co.,Ltd
Shaanxi	Shaanxi Ctrip Baishitong International Travel Agency Co.,Ltd
Shanxi	Shanxi Ctrip Baishitong International Travel Agency Co.,Ltd
Fujian	Fujian Baishitong International Travel Agency Co.,Ltd
Guangxi	Guangxi Baishitong International Travel Agency Co.,Ltd
Guangxi Ctrip International Travel Agency Co.,Ltd
Liaoning	Liaoning Ctrip International Travel Agency Co.,Ltd
Heilongjiang	Liaoning Ctrip International Travel Agency Co.,Ltd.Heilongjiang Branch

Ningxia	Ningxia Tianqiao Baishitong International Travel Agency Co.,Ltd
Hebei Ctrip International Travel Agency Co.,Ltd.Ningxia Branch
Gansu	Gansu Longshangxing Baishitong International Travel Agency Co.,Ltd
Hebei Ctrip International Travel Agency Co.,Ltd.Gansu Branch
Inner Mongolia	Inner Mongolia Tourism Baishitong International Travel Agency Co.,Ltd
Hebei	Hebei Ctrip International Travel Agency Co.,Ltd
Fujian	Ctrip(Fujian) International Travel Agency Co.,Ltd

Sales area	Qunar Affiliated Companies
Chongqing	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd
Guizhou	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Guiyang Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Zunyi Branch
Sichuan	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Chengdu Branch
Jiangsu	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Nanjing Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Suzhou Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Nantong Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Yangzhou Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Changzhou Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Wuxi Branch
Hunan	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Hunan Branch
Shandong	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Shandong Branch
Henan	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Henan Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Luoyang Branch
Tianjin	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Tianjin Branch

Anhui	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Anhui Branch
Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Wuhu Branch
Shaanxi	Chongqing Youcheng Qunar International Travel Agency Co.,Ltd.Xi’an Branch
Fujian	Fujian Youcheng Qunar International Travel Agency Co.,Ltd
Henan	Henan Youcheng Qunar International Travel Agency Co.,Ltd
Beijing	Beijing Youcheng Qunar International Travel Agency Co.,Ltd
Hebei	Hebei Youcheng International Travel Agency Co.,Ltd
Hubei	Hubei Youcheng Qunar International Travel Agency Co.,Ltd
Shandong	Shandong Youcheng Qunar International Travel Agency Co.,Ltd
Jiangxi	Jiangxi Qunar International Travel Agency Co.,Ltd
Yunnan	Yunnan Qunar International Travel Agency Co.,Ltd

Province	City	Baishitong authorized brand cooperative
Sichuan	Yibin	Yibin Golden International Travel Agency Co.,Ltd
	Nanchong	Sichuan Lotte International Travel Agency Co.,Ltd
	Luzhou	Luzhou International Travel Agency Co.,Ltd
	Zigong	Zigong Impression International Travel Agency Co.,Ltd
Hebei	Cangzhou	Cangzhou Baishitong International Travel Agency Co.,Ltd
	Baoding	Baoding Baishitong International Travel Agency Co.,Ltd
	Chengde	Chengde Golden Coast Travel Agency Co.,Ltd
	Langfang	Langfang Baishitong International Travel Agency Co.,Ltd
	Qinhuangdao	Qinhuangdao Baishitong International Travel Agency Co.,Ltd
	Tangshan	Tangshan Baishitong International Travel Agency Co.,Ltd
Inner Mongolia	Hulun Buir	Hulun Buir Yiyou International Travel Agency Co.,Ltd
	Tongliao	Tongliao Wanjia International Travel Agency Co.,Ltd
Liaoning	Anshan	Liaoning Zhongren International Travel Agency Co.,Ltd
Shanxi	Changzhi	Changzhi Jinhang International Travel Agency Co.,Ltd
	Linfen	Shanxi Sifang Baishitong International Tourism Co.,Ltd
	Jincheng	Jincheng Phoenix International Travel Agency Co.,Ltd

Shaanxi	Ankang	Ankang Tourism Baishitong International Travel Agency Co.,Ltd
	Baoji	Baoji Tourism Baishitong International Travel Agency Co.,Ltd
	Hanzhong	Hanzhong Tourism Baishitong International Travel Agency Co.,Ltd
	Qingyang	Qingyang Tourism Baishitong International Travel Agency Co.,Ltd
	Tianshui	Tianshui Baishitong International Travel Agency Co.,Ltd
	Weinan	Weinan Tourism Baishitong International Travel Agency Co.,Ltd
	Xianyang	Xianyang Tourism Baishitong International Travel Agency Co.,Ltd
	Yanan	Yanan Tourism Baishitong International Travel Agency Co.,Ltd
	Yuncheng	Yuncheng Tourism Baishitong International Travel Agency Co.,Ltd
	Yulin	Shaanxi Yanglaoda International Travel Agency Co.,Ltd
	Pingliang	Pingliang Tourism Baishitong International Travel Agency Co.,Ltd
Jiangxi	Fuzhou	Fuzhou Chunqiu International Travel Agency Co.,Ltd
	Pingxiang	Pingxiang Youth Travel Agency Co.,Ltd
Shandong	Binzhou	Shandong Binzhou Guoshang Travel Agency Co.,Ltd
	Dezhou	Dezhou Baishitong International Travel Agency Co.,Ltd
	Dongying	Dongying Baishitong International Travel Agency Co.,Ltd
	Liaocheng	Liaocheng Baishitong International Travel Agency Co.,Ltd
	Linyi	Linyi Baishitong International Travel Agency Co.,Ltd
	Taian	Taian Baishitong International Travel Agency Co.,Ltd
	Yantai	Yantai Baishitong International Travel Agency Co.,Ltd
	Jining	Jining Baishitong International Travel Agency Co.,Ltd
	Zaozhuang	Zaozhuang International Travel Agency Co.,Ltd
	Xuzhou	Xuzhou Baishitong International Travel Agency Co.,Ltd
Xinjiang	Urumqi	Xinjiang Ctrip Haiyue International Travel Agency Co.,Ltd
Hebei	Shijiazhuang	Hebei Baishitong International Travel Agency Co.,Ltd
Qinghai	Xining	Qinghai Tourism Baishitong International Travel Agency Co.,Ltd

Article 14: Vehicle Use Commitment Letter

To provide better and safer services, Party B makes the following commitments:

1.	Compliance and Insurance Coverage

Party B guarantees that all fleet operators hold lawful operating qualifications in their respective regions, and all operational vehicles are equipped with necessary insurance coverage. This includes but is not limited to compulsory traffic insurance, third-party liability insurance, seat insurance, or other similar policies. Party A reserves the right to conduct random inspections.

2.	Termination of Cooperation for Non-compliance

Party B will immediately terminate cooperation and delist any party unable to provide lawful operating qualifications or unwilling to sign this commitment letter.

3.	Driver Background Screening

Party B shall screen all contracted drivers. Party A’s orders must not be assigned to drivers with a history of personal injury incidents, criminal records, or previous complaints regarding personal harm.

4.	Incident Handling and Reporting

In the event of a complaint regarding personal injury, Party B shall verify the situation within 10 minutes of being notified by Party A. If unable to resolve the issue, and with the customer’s consent, Party B shall promptly assist the customer in reporting the matter to local authorities and provide a copy of the police report to Party A for recordkeeping.

5.	Cooperation with Authorities in Severe Incidents

For serious incidents involving personal injury where Chinese or local police and embassies are involved, both parties shall provide relevant information, such as driver details, fleet information, and passenger data, to the authorities immediately and cooperate with the investigation.

6.	Liability for Severe Incidents

In cases of serious personal injury events caused during the services provided by Party B or its drivers, including but not limited to traffic accidents, violence, harassment, or sexual assault, Party B shall unconditionally bear all responsibilities arising from such events, regardless of whether Party B holds relevant insurance. Furthermore, if these events result in losses to Party A, Party B shall also assume the corresponding liabilities.

Article 15: Personal Information Protection Clause

I. Basic Information

1.	Types of Personal Information Provided

To achieve the purpose of this agreement, Party A (“Provider”) shall provide Party B (“Recipient”) with the following personal information: name, identification number, phone number, and email address.

2.	Storage of Personal Information

The Recipient plans to store the provided or shared personal information locally, on local servers, or on cloud service platforms.

3.	Purpose of Information Use

The Recipient will use the personal information for booking tourism resources.

II. Rights and Obligations of the Provider

1.	Authorization

The Provider must obtain legal and valid authorization from the subjects of personal information (including separate authorization where required by law) to ensure the Provider is entitled to share the information with the Recipient, and the Recipient is entitled to process the information as agreed. The Provider shall comply with relevant laws and regulations when obtaining such authorization.

2.	Disclosure for Authorization

To obtain authorization, the Provider has the right to disclose the Recipient’s name or identity, contact information, the purpose and method of processing personal information, and the types of information involved. For sensitive personal information, the Provider must also disclose the Recipient’s data security capabilities and the potential impact on the data subjects, obtaining explicit individual consent. Such disclosures are not subject to the confidentiality provisions of the main contract or its annexes.

3.	Supervision and Records

The Provider has the right to document and monitor the sharing process of personal information with the Recipient. If a competent regulatory authority (“Regulatory Authority,” including but not limited to national or local government departments) initiates on-site inspections or audits involving the sharing of personal information under this agreement, the Recipient shall cooperate with the Provider to complete such inspections or audits.

4.	Confidentiality Obligations During Inspections

The Provider shall maintain the confidentiality of any proprietary information obtained during on-site inspections or audits initiated by the Provider or its superior regulatory authority, as per the terms of the main contract. The Provider shall also ensure that third-party organizations engaged for inspections comply with these confidentiality obligations. If the Provider or third-party organizations violate these obligations and cause damage to the Recipient, the Provider shall bear corresponding legal responsibilities.

5.	Security Assessments

The Provider has the right to conduct a personal information security impact assessment on the sharing of personal information. This includes evaluating the effectiveness of the Recipient’s security measures and whether the Recipient’s processing of personal information might adversely affect the data subjects’ legitimate rights and interests. The Recipient shall actively cooperate with the Provider to complete this assessment.

III. Rights and Obligations of the Recipient

1.	Scope of Information Processing

The Recipient shall process the personal information provided by the Provider only within the scope of the purposes, methods, and types agreed upon in the main contract and this agreement. Unauthorized processing beyond this scope constitutes a material breach by the Recipient.

○	If a change in the agreed scope is necessary, the Recipient shall notify the Provider in advance. The Provider must then re-obtain lawful and valid individual authorization from the personal information subjects before the Recipient may process the relevant personal information.

○	Alternatively, the Recipient may, with the prior consent of the Provider, directly obtain lawful and valid individual authorization from the personal information subjects before processing the information.

2.	Third-Party Restrictions

Unless the Provider grants prior written consent and the Recipient has obtained, or the Provider has facilitated obtaining, valid authorization from the personal information subjects, the Recipient shall not disclose or transfer the received personal information to any third party outside this agreement. Violation of this clause constitutes a material breach by the Recipient.

3.	Data Security Measures

The Recipient shall establish necessary data security capabilities and implement management and technical measures as required by applicable laws and regulations to prevent leakage, damage, loss, or alteration of the received personal information. The Recipient guarantees compliance with the following data security standards:

○	Data Storage:

Personal information shall be stored using encryption algorithms at a protection level not lower than the industry standard.

○	Data Transmission:

Personal information shall be encrypted using industry-standard or higher encryption methods before transmission.

○	Access Control:

1.	Implement a minimum privilege policy to ensure access is limited to what is necessary for processing the data.

2.	Maintain access logs for personal information to ensure traceability.

○	Internal Management:

1.	Establish and implement policies such as data/information security management, network security management, disciplinary measures for security violations, and emergency response plans for data/information security incidents.

2.	Classify and manage personal information by sensitivity; for processing credit card or bank card information, comply with PCI-DSS or UPDSS standards.

3.	Develop and regularly conduct drills for personal information security incident emergency response plans, retaining records of such drills.

4.	Create comprehensive business continuity plans for all equipment, facilities, and services supporting data processing and conduct regular drills.

5.	Implement mechanisms for the acceptance of new systems, personal information protection impact assessments, and operational procedures for malware prevention and data leakage prevention.

○	Organizational Management:

Establish a dedicated department for information security, with functions covering operational security, application security, data security, and compliance.

○	Personnel Management:

1.	Conduct background checks for personnel in roles involving personal information access.

2.	Provide regular security or confidentiality training for personnel with access to personal information.

3.	Ensure personnel with access to personal information, including contractors, sign confidentiality agreements.

4.	Upon employee resignation or job transfer, promptly revoke physical or logical access permissions related to services.

○	Legal Compliance:

a.	Establish and enforce policies to ensure compliance with all applicable laws and regulations.

b.	Conduct regular compliance audits to ensure personal information processing adheres to legal and regulatory requirements.

4. Risk Incident Management:

○	If the Recipient is unable to provide adequate data security or if a personal information security incident occurs (“Risk Incident”), the Recipient shall:

a.	Report the Risk Incident to the Provider within 12 hours, detailing the scope of personal information involved, the actual or potential harm to the data subjects, remedial actions taken or planned, and the contact details of the responsible person or team.

b.	Within 24 hours of the Risk Incident, implement appropriate remedial measures to mitigate adverse effects on the data subjects.

5. Responding to Data Subject Requests:

○	The Recipient shall actively respond to data subjects’ requests based on their rights, such as the right to be informed, to decide, to access, to copy, to correct, to supplement, or to delete their personal information.

○	If the Recipient receives such requests from data subjects, administrative actions from regulatory bodies, or judicial documents, the Recipient must promptly notify the Provider. Both parties shall collaborate in good faith and take all necessary measures to ensure proper fulfillment of legal obligations regarding personal information protection.

6. Engagement of Sub-processors:

○	If the Recipient entrusts the Provider with sharing personal information with a sub-processor for processing purposes, the Recipient must sign a separate agreement with the sub-processor, stipulating:

a.	The purpose, duration, methods of processing, categories of personal information, protection measures, and the rights and obligations of both parties.

b.	The Recipient shall supervise the sub-processor’s activities and ensure compliance with agreed terms.

○	The sub-processor shall not process personal information beyond the agreed purposes and methods.

○	Upon termination, invalidation, or cancellation of the entrustment agreement, the sub-processor must return or delete the personal information without retaining any copies.

○	The sub-processor may not further delegate processing to others without the Recipient’s explicit consent.

7. API Data Transmission Security:

○	To ensure data interaction security in cases of API-based data transmission, the Recipient authorizes the Provider to conduct security scans on the API interface.

○	The Recipient commits to rectifying high-risk vulnerabilities affecting data security before the API interface goes live.

IV.	Legal Responsibilities

1.	Breach of Agreement:

○	If either party breaches the terms of this agreement, the non-breaching party may claim liability for breach of contract as outlined in the main agreement. The non-breaching party also reserves the right to unilaterally terminate both the main agreement and this agreement.

2.	Compensation for Losses:

○	If either party’s breach causes harm to the other party or infringes on the lawful rights of a data subject, the breaching party shall compensate for all losses incurred. These include, but are not limited to:

■	Loss of reputation

■	Loss of profits, income, or business continuity

■	Loss of contracting opportunities or expected benefits

■	Administrative penalties, fines, attorney fees, and notarization fees

■	Other indirect or incidental damages.

3.	Liability to Third Parties:

○	If one party’s breach of this agreement results in the other party assuming legal liability to a third party that exceeds:

a.	The liability stipulated in this agreement, or

b.	The regulatory or judicial authority’s decision, the breaching party shall fully compensate the non-breaching party for all losses, including those outlined in Clause 2.

4.	Data Retention and Deletion:

○	The Recipient shall retain personal information only for the minimum period necessary to achieve the processing purpose.

○	Upon exceeding the retention period explicitly communicated to the data subject or upon the termination/completion of the main agreement or this agreement, the Recipient must:

a.	Permanently delete all personal information, including backups, summaries, and data processing results stored in electronic media or other forms.

b.	Provide written confirmation of deletion to the Provider.

5.	Compliance with Data Subject Rights:

○	Both parties shall actively respond to and assist with requests from data subjects concerning their rights (e.g., right to information, decision, access, correction, supplementation, deletion).

○	If either party fails to reasonably respond to such requests or to assist the other party in fulfilling personal information protection obligations, resulting in complaints, reports, or lawsuits from data subjects, the failing party shall handle all related matters.

○	Should the non-complying party’s failure cause harm to the other party, the non-complying party shall bear full liability for damages.

Article 16: Personal Information Transfer Terms

1.	Incorporation of Personal Data Transfer Appendix:

○	Both parties acknowledge and agree to the execution of the Personal Data Transfer Appendix (the “Appendix”), whose terms are available at the link https://vbooking.ctrip.com/vendor/help/helpCenterDetail?articleId=2142 or provided by the Provider (Party A) through other means.

○	The Appendix is incorporated into this agreement by reference and constitutes an inseparable part of the agreement.

○	The Recipient (Party B) confirms it has read and agreed to the Appendix, acknowledging its full validity.

○	The Recipient agrees that the Appendix may be updated periodically, with the latest version accessible at the above link. The updated version will supersede prior versions.

○	Party A will notify Party B of any updates to the Appendix via the VBooking platform. If Party B does not object to the amendments within the specified time frame in the notification, it will be deemed to have accepted the updates.

○	In the event of any inconsistency between this agreement and the Appendix, the terms of the Appendix shall prevail.

2.	Priority of This Clause and Appendix Attachment 1:

○	This clause and Attachment 1 of the Appendix clarify how both parties handle shared personal data.

○	Notwithstanding any contrary provisions, in case of any inconsistencies between this clause and Attachment 1 of the Appendix, the terms of this clause shall prevail.

Data Transfer Parties
Data Exporter:

Name and Address:

	●	Shanghai Ctrip Commerce Co., Ltd. (an affiliated company of Party A, data controller for personal data processed by Ctrip.com)

Address: Building 12, No. 968

Jinzhong Road, Changning District, Shanghai, 203

	●	Trip.com Travel Singapore Pte. Ltd. (an affiliated company of Party A, data controller for personal data processed by Trip.com)

Address: 30 Raffles Place, #29-01, Singapore (048622)

Contact Person’s Name, Title, and Contact Information:

	●	As specified in the main agreement

Data Protection Officer (if applicable):

	●	Email: security@trip.com

Activities Related to Data Transfers under SCCs:

	●	As specified in the data transfer description below

Signature and Date:

	●	As per the signature and date of this agreement

Role (Controller/Processor):

	●	Controller

Data Storage Location (only for personal data collected in China):

● Personal data collected and
generated in China is stored within China

Data Importer:

Name and Address:

● Party B, as specified in the main agreement

Contact Person’s Name, Title, and Contact Information:

● As specified in the main agreement

Data Protection Officer (if applicable):

● As notified by Party B to Party A in writing

Activities Related to Data Transfers under SCCs:

● As specified in the data transfer description below

Signature and Date:

● As per the signature and date of this agreement

Role (Controller/Processor):

● Controller

Data Storage Location (only for personal data collected in China):

● The location of Party B or any other location notified by Party B to Party A in writing

Transmission specification
Categories of Data Subjects for the Transferred Personal Data

● Party A’s users

Categories of Personal Data to be Transferred (if applicable):

● Typically includes:

	○	Name

	○	Phone number

	○	Email address

	○	Identity information (including types of identification documents such as ID cards, passports, Hong Kong/Macau travel permits, Taiwan travel permits, driver’s licenses, Taiwan Compatriot Pass, Home Return Permit, military ID, foreign permanent residence permits, student IDs, Hong Kong/Macau/Taiwan residence permits)

	○	Identification document number

	○	Issue date

	○	Effective date

	○	Date of birth

	○	Gender

	○	Nationality

● For specific services/products, may include:

	○	Number and contact information of other travelers

	○	Mailing address and postal code

	○	Emergency contact and phone number

	○	Pick-up and drop-off address

	○	Names and proof of children for free or discounted tickets

Sensitive Personal Data to be Transferred (only for EU and UK personal data):

	●	None

Transfer Frequency:

	●	Ongoing transfer

Nature of Processing:

	●	As necessary, including:

○ Data storage

○ Editing

○ Transmission

Purpose of Data Transfer and Subsequent Processing:

	●	To provide ticket and event reservation services and comply with regulatory requirements

Personal Data Retention Period (if not determinable, describe the criteria for determining the retention period):

	●	During the validity of this agreement, unless otherwise agreed by both parties or required by applicable laws

	●	For Chinese personal data, the minimum retention period is the duration for Party B to provide services under this agreement

For Transfers to (Sub-)Processors, Description of the Purpose, Nature, and Duration of Processing:
Data Transfer Methods
The data will be transferred using one or more of the following methods:

	●	Through Party A’s system (VBK)

	●	Through an API interface (To ensure the security of data transmission,

Party B authorizes Party A to scan Party B’s API and agrees to fix any security vulnerabilities before the API integration)

● Dedicated line

● Encrypted transmission over a public network

● Other methods (e.g., email) 4o mini

Party B’s Data Processing Method	Processing personal data or further transferring personal data to service/product providers to generate orders.

Authorized countries and regions	The country where Party B is located as stipulated in this agreement

Part A：Shanghai Ctrip International Travel Service Co., Ltd.

Authorized Representative：
Position：
Bank Name：Industrial and Commercial Bank of China Shanghai Caohejing Development Zone Branch	Account Number：1001266309200070179

Part B：Beijing Tongzhi Lian Cultural Development Co., Ltd.

Authorized Representative：
Address：Room 38-163, 1st Floor, Building 38, No. 14 Jiangtai Road, Jiuxianqiao, Chaoyang District, Beijing, China
Contact Number：
Business Contact Person:	Contact phone：
Contact Email：
Financial Contact Person：Shang Jia	Financial Contact Person’s Phone：86-18710292637
Financial Contact Email：starmore@139.com

Bank Name：China Everbright Bank Beijing Asian Games Village Branch	Account Name：Beijing Tongzhi Lian Cultural Development Co., Ltd.
Account Number：35090180805273600
Bank Address：Chaoyang District, Beijing	SWIFTCODE（Overseas Exclusive）：